EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-179310 and 333-203201 on Form S-8 of our report, dated June 26, 2017, appearing in the Annual Report on Form 11-K of the CenterPoint Energy Savings Plan for the year ended December 31, 2016.

/s/ McConnell & Jones LLP

Houston, Texas

June 26, 2017